Company contact: Tony Tomich 818 / 673-3996

FOR IMMEDIATE RELEASE	February 26, 2007

21ST CENTURY INSURANCE GROUP REPORTS FOURTH QUARTER RESULTS AND IMPROVING GROWTH IN DIRECT PREMIUMS WRITTEN

(WOODLAND HILLS, CA) - 21st Century Insurance Group (NYSE: TW) today reported an upturn in premium growth. “We have improved from a 3.4% year-over-year decline in third quarter of 2006 to a 1.9% year-over-year increase in direct premiums written in the fourth quarter,” said President and Chief Executive Officer Bruce Marlow. “This turnaround is continuing in the first quarter of 2007, with new customer activity more than double the level of the first quarter of 2006. Since December 31, 2006, total company Vehicles-in-Force (“VIF”) have increased 2.3% to 1.582 million, as of February 25th, 2007,” added Marlow.

Driving the growth is the Company’s expansion into eight new states in 2006, increasing the share of total United States personal auto market in which the Company operates from 34% to 60%. Non-California VIF represents 19.0% of the Company’s total VIF as of February 25th, 2007, compared to 16.5% at year-end 2006 and 8.2% at year-end 2005.

Streamlining of Operations

The Company also announced a reduction of approximately 110 employees, a 4% reduction of the Company’s total work force of approximately 2,900 employees. The Company expects to incur approximately $3.7 million of severance expense in the first quarter of 2007 as a part of this action. The Company also intends to reduce the number of information technology contractors from approximately 300 to 20 over the next three months. A majority of the contractor cost had been capitalized. “2005 and 2006 were periods of implementation of new systems and new markets. Now that we have achieved a national capability, we are committed to reducing our expense ratio through expense management, quality of operations and growth in premiums,” said Steve Erwin, Senior Vice President and Chief Financial Officer.

Fourth Quarter 2006 and 12 Month 2006 Results

The Company reported net income of $19.2 million ($0.22 per basic share) for the fourth quarter of 2006, compared to $26.4 million ($0.31 per basic share) for the same period in 2005. The decline in net income was primarily attributable to a planned acceleration in the Company’s national expansion efforts during the quarter and the 2006 recognition of stock-based compensation. The Company entered five new states in the fourth quarter of 2006 (Colorado, Minnesota, Missouri, New Jersey, Wisconsin). Overall, the Company entered eight new states in 2006 and increased its footprint from 34% to 60% of the United States personal auto market. The fourth quarter results also included decreases in reserves for prior accident year losses and loss adjustment expenses (“LAE”) totaling $12.4 million, versus decreases of $4.4 million in the fourth quarter of 2005. Other fourth quarter financial highlights:

•	Direct premiums written of $322.5 million, versus $316.5 million in the fourth quarter of 2005 (1.9% increase)
•	California direct premiums written of $271.0 million, versus $294.5 million in the fourth quarter of 2005 (8.0% decrease)
•	Non-California direct premiums written of $51.5 million, versus $22.0 million in the fourth quarter of 2005 (134% increase)
•	GAAP combined ratio of 96.9% versus 93.0% for the fourth quarter of 2005. 2006 was favorably impacted by 3.8 points of prior accident year loss and LAE reserve decreases, versus 1.3 points in 2005

For the twelve months ended December 31, 2006, net income was $97.2 million ($1.13 per basic share), compared to $87.4 million ($1.02 per basic share) for the same twelve-month period in 2005. The 2006 twelve-month results include net realized investment losses of $1.4 million, compared to net realized investment losses of $3.3 million for the same twelve-month period in 2005. The 2006 twelve-month results also include decreases in prior accident year loss and LAE reserves totaling $51.9 million, versus decreases of $25.1 million for the same twelve-month period in 2005. Other twelve-month financial highlights:

•	Direct premiums written of $1.315 billion, versus $1.346 billion for the same twelve-month period in 2005 (2.3% decrease)
•	California direct premiums written of $1.166 billion, versus $1.262 billion for the same twelve-month period in 2005 (7.6% decrease)
•	Non-California direct premiums written of $149.1 million, versus $84.1 million for the same twelve-month period in 2005 (77.3% increase)
•
GAAP combined ratio of 93.7% versus 94.9% for the same twelve-month period in 2005. 2006 was favorably impacted by 4.0 points of prior accident year loss and LAE reserve decreases, versus 1.9 points in 2005

Stockholders’ equity at December 31, 2006 increased to $898.6 million, compared to $830.0 million at December 31, 2005. Book value per share at December 31, 2006 improved to $10.39 per share from $9.66 per share at December 31, 2005. Operating cash flows for the fourth quarter of 2006 were $32.0 million, compared to $37.9 million in the same period of 2005. Operating cash flows for the twelve months ended December 31, 2006 were $116.3 million, compared to $160.3 million for the same period of 2005.

Cash Dividend Doubled

On February 21, 2007, the Company’s Board of Directors declared a quarterly dividend of $0.16 per basic share. “The doubling of the dividend in the first quarter of 2007 from $0.08 per common share in 2006 to $0.16 per common share in 2007 is another indication of our commitment to maximizing long-term shareholder returns,” said Erwin. The Company previously increased cash dividends to shareholders from $0.02 in 2004 to $0.04 in 2005 and $0.08 in 2006. The cash dividend will be payable on March 29, 2007 to shareholders of record as of March 5, 2007.

Proposal from AIG

On January 24, 2007 American International Group, Inc. (“AIG”) submitted an unsolicited proposal to acquire the shares of 21st’s common stock that it does not already own for $19.75 per share in cash, or approximately $690 million. As of December 31, 2006, AIG owned approximately 61.9% of 21st. As previously announced, the 21st Board of Directors formed a Special Committee of independent directors to review and evaluate AIG’s offer and make a recommendation to the 21st Board. The Special Committee reported it is in discussions with AIG and has no further update at this time.

“We are pleased with the increasing success of our national expansion and marketing efforts, and we continue to execute our plans during the Special Committee’s process,” said Marlow.

About 21st: Drivers Just Like You

Founded in 1958, 21st Century Insurance Group is a direct-to-consumer provider of personal auto insurance. With $1.4 billion of revenue in 2006, the Company insures over 1.5 million vehicles in 17 states, including California, Florida, New Jersey, and Texas. The Company is executing a multi-year geographic expansion strategy which increased the percentage of the U.S. private passenger automobile market in which 21st operates from approximately 18% in 2003 to approximately 60% at the end of 2006. 21st provides superior policy features and 24/7 customer service at a competitive price. Customers can purchase insurance, service their policy or report a claim at www.21st.com or on the phone with our licensed insurance professionals at 1-800-211-SAVE, 24 hours a day, 365 days a year. Service is offered in English and Spanish, both on the phone and on the web. 21st Century Insurance Company, 21st Century Casualty Company, and 21st Century Insurance Company of the Southwest are rated A+ by A. M. Best, Fitch Ratings and Standard & Poor’s.

21st Century Insurance Group is traded on the New York Stock Exchange under the trading symbol “TW” and is headquartered at 21st Century Plaza, 6301 Owensmouth Avenue, Woodland Hills, CA 91367.

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21st Century Insurance Group (NYSE: TW) will hold an earnings teleconference for investors on Tuesday, February 27th, 2007 at 11:00 a.m. EST. The public can find information about the call in the Investor Relations section of 21st.com. The call will be broadcast over the Internet via a webcast, as well.

Teleconference Details:
Dial in number - 1-866-578-5801
International dial in number - 1-617-21 3-8058
Passcode - 196-543-23

Teleconference Replay Details:
Available from 1pm (EST) on February 27th, 2007 until 1pm (EST) on March 13th, 2007
Dial in number - 1-888-286-8010
International dial in number - 1-617-801-6888
Passcode - 722-375-20

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Cautionary Statement:
Statements contained herein and within other publicly available documents may include, and the Company's officers and representatives may from time to time make, statements that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts, but instead represent only the Company's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. These statements may address, among other things, the Company's strategy for growth, underwriting results, expected combined ratio and growth of written premiums, product development, computer systems, litigation, regulatory environment and approvals, market position, financial results, dividend policy, reserves, and potential merger transactions. It is possible that the Company's actual results, actions and financial condition may differ, possibly materially, from the anticipated results, actions and financial condition indicated in these forward-looking statements. Other important factors that could cause the Company's actual results and actions to differ, possibly materially, from those in the specific forward-looking statements include the effects of competition and competitors' pricing actions; changes in consumer preferences or buying habits; adverse underwriting and claims experience; customer service problems; the impact on Company operations of natural disasters, principally earthquake, or civil disturbance, due to the concentration of Company facilities and employees in Southern California; information system problems; control environment failures; adverse developments in financial markets or interest rates; results of legislative, regulatory or legal actions, including the inability to obtain regulatory approval for necessary licenses, rate changes and product changes and possible adverse actions by state regulators in market conduct examinations and rate proceedings; the Company’s ability to service its debt, including its ability to receive dividends and/or sufficient payments from its subsidiaries to service its obligations; and the Company’s participation in potential merger transactions. The Company is not under any obligation (and expressly disclaims any such obligation) to update or alter any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. Additional financial information is available on the Company's website at 21st.com (which shall not be deemed to be incorporated in or a part of this release) or by request to the Investor Relations Department.

Disclosure of Non-GAAP Measures:
The Company may have included financial measures and other information in this document that may not be presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management believes these financial measures and other information may enhance investors’ understanding of the Company’s operations or enhance their understanding of the industry, in general. However, these financial measures and other information are not intended to replace, and should be read in conjunction with, the GAAP financial results. When possible, the Company has made efforts to reconcile these financial measures and other information to the most directly comparable GAAP financial measures available.

(1) Premiums Written: Premiums written represent the premiums charged on policies issued and in effect during a fiscal period. Premiums Earned, the most directly comparable GAAP measure, represents the portion of premiums written that is recognized as income in the financial statements for the periods presented and earned on a pro-rata basis over the terms of the policies. Premiums Written are meant as supplemental information and are not intended to replace Premiums Earned. (2) Statutory Surplus: Statutory surplus represents equity as of the end of a fiscal period for the Company’s insurance entities, determined in accordance with Statutory Accounting Principles (“SAP”), as prescribed by insurance regulatory authorities. Stockholders’ Equity is the most directly comparable GAAP measure. Statutory Surplus is presented as supplemental information and is not intended to replace Stockholders’ Equity. (3) Underwriting Profit (Loss): Underwriting profit (loss) consists of net premiums earned less losses from claims, loss adjustment expenses and underwriting expenses. 21st believes that underwriting profit (loss) provides investors with financial information that is not only meaningful, but critically important to understanding the results of property and casualty insurance operations. The results of operations of a property and casualty insurance company include three components: underwriting profit (loss), net investment income and realized capital gains (losses). Without disclosure of underwriting profit (loss), it is difficult to determine how successful an insurance company is in its core business activity of assessing and underwriting risk, as including investment income and realized capital gains (losses) in the results of operations without disclosing underwriting profit (loss) can mask underwriting losses. Underwriting profit (loss) is presented as supplemental information and is not intended to replace Net Income.

These non-GAAP, financial measures should be read in conjunction with the GAAP financial results. The Company has reconciled these financial measures with the most directly comparable GAAP financial measures in the supplemental schedules.

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 © 2007 by 21st Century Insurance Group. All rights reserved

Exhibit A
21st Century Insurance Group
Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except share data)

						12 Months Ended
						December 31,
	Q4'05	Q1'06	Q2'06	Q3'06	Q4'06	2005	2006

Direct premiums written	$316,466	$338,569	$316,837	$337,217	$322,484	$1,346,370	$1,315,107
Net premiums written	$315,172	$337,223	$315,476	$335,810	$321,178	$1,341,418	$1,309,687

Net premiums earned	$335,626	$325,824	$325,512	$327,325	$328,924	$1,352,937	$1,307,585

Net losses and loss adjustment expenses	241,513	236,496	223,094	222,550	238,706	998,933	920,846
Underwriting expenses	70,495	71,933	74,391	77,518	79,940	284,334	303,782
Underwriting profit	23,618	17,395	28,027	27,257	10,278	69,670	82,957

Net investment income	18,011	17,755	17,174	16,897	16,667	69,096	68,493
Other income	3	-	10	58	570	367	638
Net realized investment (losses) gains	(606)	(1,067)	30	159	(551)	(3,272)	(1,429)
Other expense	(410)	-	(923)	-	(937)	(410)	(1,860)
Interest and fees expense	(1,943)	(1,898)	(1,854)	(1,820)	(1,776)	(8,019)	(7,348)
Income before provision for income taxes	38,673	32,185	42,464	42,551	24,251	127,432	141,451
Provision for income taxes	12,281	10,868	14,143	14,144	5,068	40,006	44,223
Net income	$26,392	$21,317	$28,321	$28,407	$19,183	$87,426	$97,228

Earnings per share - basic	$0.31	$0.25	$0.33	$0.33	$0.22	$1.02	$1.13
Earnings per share - diluted	$0.31	$0.25	$0.33	$0.33	$0.22	$1.02	$1.12

Weighted average shares outstanding
Basic	85,799,397	85,868,878	85,968,155	86,192,395	86,252,264	85,661,547	86,071,808
Diluted	86,427,724	86,517,163	86,232,103	86,454,509	86,844,632	86,017,994	86,512,841

Net losses and loss adjustment expense ratio	72.0%	72.6%	68.5%	68.0%	72.6%	73.8%	70.4%
Underwriting expense ratio	21.0%	22.1%	22.9%	23.7%	24.3%	21.1%	23.3%
Combined ratio	93.0%	94.7%	91.4%	91.7%	96.9%	94.9%	93.7%

Reconciliation of direct premiums written to net premiums earned
Direct premiums written	$316,466	$338,569	$316,837	$337,217	$322,484	$1,346,370	$1,315,107
Ceded premiums written	(1,294)	(1,346)	(1,361)	(1,407)	(1,306)	(4,952)	(5,420)
Net premiums written	315,172	337,223	315,476	335,810	321,178	1,341,418	1,309,687
Net change in unearned premiums	20,454	(11,399)	10,036	(8,485)	7,746	11,519	(2,102)
Net premiums earned	$335,626	$325,824	$325,512	$327,325	$328,924	$1,352,937	$1,307,585

Net losses and loss adjustment expenses
Current accident year	$245,870	$243,511	$241,215	$236,942	$251,075	$1,024,073	$972,743
Prior accident years	(4,357)	(7,015)	(18,121)	(14,392)	(12,369)	(25,140)	(51,897)
Net losses and loss adjustment expenses	$241,513	$236,496	$223,094	$222,550	$238,706	$998,933	$920,846

Exhibit B
21st Century Insurance Group
Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands, except share data)

	December 31,	March 31,	June 30,	September 30,	December 31,
	2005	2006	2006	2006	2006

Assets
Investments available for sale:
Fixed maturity securities, at fair value	$1,354,707	$1,434,761	$1,426,728	$1,470,385	$1,435,016
Equity securities, at fair value	47,367	850	-	-	-
Other long-term investments, equity method	-	-	-	9,443	14,705
Total Investments	1,402,074	1,435,611	1,426,728	1,479,828	1,449,721
Cash and cash equivalents	68,668	35,146	40,188	19,497	51,999
Accrued investment income	16,585	17,333	17,304	17,006	17,215
Premiums receivable	100,900	107,231	98,887	115,513	110,115
Reinsurance receivables and recoverables	6,539	6,223	6,521	6,550	6,338
Prepaid reinsurance premiums	1,946	2,023	2,072	2,141	2,095
Deferred income taxes	56,209	59,307	57,321	42,566	48,437
Deferred policy acquisition costs	59,939	62,919	68,248	67,592	63,581
Leased property under capital lease	22,651	21,587	20,568	19,998	19,281
Property and equipment, net of accumulated depreciation	145,811	147,047	148,213	152,480	154,966
Other assets	38,907	42,183	41,323	40,277	27,949

Total assets	$1,920,229	$1,936,610	$1,927,373	$1,963,448	$1,951,697

Liabilities and stockholders' equity
Liabilities
Unpaid losses and loss adjustment expenses	$523,835	$508,428	$495,092	$484,258	$482,269
Unearned premiums	319,676	331,152	321,166	329,719	321,927
Debt	127,972	124,796	121,619	118,853	115,895
Claims checks payable	42,681	40,609	38,363	39,697	42,931
Reinsurance payable	643	755	748	769	680
Other liabilities	75,450	94,057	95,220	92,529	89,446
Total liabilities	1,090,257	1,099,797	1,072,208	1,065,825	1,053,148

Stockholders' equity
Common stock	86	86	86	86	86
Additional paid-in capital	425,454	430,360	435,889	438,618	441,969
Treasury stock	(84)	(84)	(84)	(106)	(259)
Retained earnings	414,898	429,343	450,774	472,271	484,539
Accumulated other comprehensive loss	(10,382)	(22,892)	(31,500)	(13,246)	(27,786)
Total stockholders' equity	829,972	836,813	855,165	897,623	898,549

Total liabilities and stockholders' equity	$1,920,229	$1,936,610	$1,927,373	$1,963,448	$1,951,697

Book Value Per Share	$9.66	$9.72	$9.91	$10.39	$10.39

Outstanding Shares	85,933,960	86,095,739	86,335,335	86,372,668	86,471,754

Exhibit C
21st Century Insurance Group
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands)
						12 Months Ended
						December 31,
	Q4'05	Q1'06	Q2'06	Q3'06	Q4'06	2005	2006
Operating activities
Net Income	$26,392	$21,317	$28,321	$28,407	$19,183	$87,426	$97,228

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,258	6,661	6,643	7,089	7,002	33,760	27,395
Net amortization of investment premiums and discounts	2,165	2,007	2,489	2,822	3,000	9,370	10,318
Stock-based compensation cost	81	4,099	2,379	2,274	1,664	319	10,416
Provision for premium receivable losses	896	612	539	538	494	3,372	2,183
Lease and software impairments	410	-	922	3	935	410	1,860
Provision for deferred income taxes	1,664	2,820	6,611	5,754	2,052	12,351	17,237
Net realized investment losses (gains)	493	1,067	(30)	(159)	551	3,272	1,429

Changes in assets and liabilities:
Premiums receivable	15,184	(6,943)	7,805	(17,164)	4,904	1,542	(11,398)
Deferred policy acquisition costs	3,821	(2,980)	(5,329)	656	4,011	(1,180)	(3,642)
Reinsurance receivables and recoverables	(722)	352	(355)	(76)	168	471	89
Federal income taxes	678	4,529	(1,743)	(8,326)	(268)	(410)	(5,808)
Other assets	(10,307)	(2,880)	1,015	3,397	(3,155)	(3,584)	(1,623)
Unpaid losses and loss adjustment expenses	6,221	(15,407)	(13,336)	(10,834)	(1,989)	28,293	(41,566)
Unearned premiums	(20,379)	11,476	(9,986)	8,553	(7,792)	(11,360)	2,251
Claims checks payable	1,970	(2,072)	(2,246)	1,334	3,234	3,944	250
Other liabilities	67	14,079	1,982	(4,436)	(1,974)	(7,735)	9,651
Net cash provided by operating activities	37,892	38,737	25,681	19,832	32,020	160,261	116,270

Investing Activities
Purchases of:
Fixed maturity securities available-for-sale	(42,102)	(146,738)	(33,441)	(47,848)	(3,778)	(136,122)	(231,805)
Equity securities available-for-sale	(77,847)	(35,627)	-	-	-	(317,340)	(35,627)
Other long-term investments, equity method	-	-	-	(9,123)	(5,262)	-	(14,385)
Property and equipment	(6,544)	(6,627)	(6,719)	(9,969)	(9,927)	(39,083)	(33,242)
Sales, maturities, and calls of:
Fixed maturity securities available-for-sale	24,949	42,161	25,803	29,527	35,337	78,353	132,828
Equity securities available-for-sale	75,696	83,989	847	-	-	309,580	84,836
Net cash (used in) provided by investing activities	(25,848)	(62,842)	(13,510)	(37,413)	16,370	(104,612)	(97,395)

Financing Activities
Repayment of debt	(3,260)	(3,352)	(3,388)	(3,543)	(3,503)	(12,603)	(13,786)
Dividends paid	(6,874)	(6,872)	(6,891)	-	(13,824)	(13,724)	(27,587)
Proceeds from exercise of stock options	1,494	718	3,126	406	1,425	4,649	5,675
Excess tax benefits from stock-based compensation	-	89	24	27	14	-	154
Net cash used in financing activities	(8,640)	(9,417)	(7,129)	(3,110)	(15,888)	(21,678)	(35,544)

Net increase (decrease) in cash and cash equivalents	3,404	(33,522)	5,042	(20,691)	32,502	33,971	(16,669)

Cash and cash equivalents, beginning of period	65,264	68,668	35,146	40,188	19,497	34,697	68,668
Cash and cash equivalents, end of period	$68,668	$35,146	$40,188	$19,497	$51,999	$68,668	$51,999

Exhibit D
21st Century Insurance Group
Supplemental Operational Information
(Unaudited)
(Amounts in thousands, except ratios and vehicles in-force)
						12 Months Ended
						December 31,
	Q4'05	Q1'06	Q2'06	Q3'06	Q4'06	2005	2006
Direct Premiums Written
California	$294,472	$311,820	$287,388	$295,776	$271,033	$1,262,304	$1,166,017
Non - California	21,994	26,749	29,449	41,441	51,451	84,066	149,090
Total direct premiums written	$316,466	$338,569	$316,837	$337,217	$322,484	$1,346,370	$1,315,107

% of Direct Premiums Written
California	93.1%	92.1%	90.7%	87.7%	84.0%	93.8%	88.7%
Non - California	6.9%	7.9%	9.3%	12.3%	16.0%	6.2%	11.3%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Vehicles in-force
California	1,413,909	1,382,296	1,359,217	1,323,381	1,290,498	1,413,909	1,290,498
Non-California	127,001	138,257	157,386	196,613	255,121	127,001	255,121
Total Vehicles In-force at end of quarter	1,540,910	1,520,553	1,516,603	1,519,994	1,545,619	1,540,910	1,545,619

Other Information
Statutory surplus	$704,671	$725,144	$755,326	$781,633	$771,009	$704,671	$771,009
Ratio of net premiums written to statutory surplus	1.9	1.8	1.7	1.6	1.7	1.9	1.7
Auto renewal ratio	91%	91%	91%	91%	91%	91%	91%

Reconciliation of stockholders' equity to statutory surplus
Stockholders' equity - GAAP	$829,972	$836,813	$855,165	$897,623	$898,549	$829,972	$898,549
Condensed adjustments to reconcile GAAP stockholders' equity to statutory surplus:
Equity in non-insurance entities	26,798	31,728	39,558	54,827	(47,006)	26,798	(47,006)
Capital lease obligation	2,975	1,178	(662)	(2,542)	(4,467)	2,975	(4,467)
Net unrealized losses on investments	10,788	31,683	44,778	16,956	17,881	10,788	17,881
Deferred policy acquisition costs	(59,939)	(62,919)	(68,248)	(67,592)	(63,581)	(59,939)	(63,581)
Difference in net deferred tax assetrs reported under SAP	38,544	24,137	24,438	32,641	24,200	38,544	24,200
Assets nonadmitted for statutory purposes	(144,467)	(137,476)	(139,703)	(150,280)	(54,567)	(144,467)	(54,567)
Statutory surplus	$704,671	$725,144	$755,326	$781,633	$771,009	$704,671	$771,009